SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 17, 2006

WesBanco, Inc.
(Exact name of registrant as specified in its charter)

West Virginia	0-8467	55-0571723
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1 Bank Plaza, Wheeling, WV	26003
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (304) 234-9000

Former name or former address, if changed since last report Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 OTHER INFORMATION

WesBanco Inc.’s subsidiary WesBanco Bank, Inc. (“Bank”) issued a news release today announcing the consummation of the sale of its four Ritchie County, West Virginia banking offices to Union Bank, Inc., a subsidiary of Hometown Bancshares, Inc. Under the terms of the purchase and assumption agreement, Union Bank, Inc. acquired the Bank’s banking offices located in Harrisville, Cairo, Pennsboro and Ellenboro, West Virginia. Union Bank, Inc. assumed approximately $37.8 million of deposit liabilities and acquired $19.2 million in loans associated with these offices, subject to final settlement. The transaction generated a preliminary pre-tax gain of $2.5 million ($1.5 million after taxes), which is comprised primarily of the premium on deposits. The news release is attached as Exhibit 99.1 to this report.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibit 99.1 --  News release dated March 17, 2006 announcing the consummation of the sale of four Ritchie County, West Virginia banking offices to Hometown Banchares, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WesBanco, Inc.
(Registrant)

March 17, 2006	/s/ Robert H. Young
Date	Robert H. Young
Executive Vice President & Chief
Financial Officer